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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Clear Channel Communications, Inc.:

     We consent to (a) the incorporation by reference in this Registration Statement on Form S-3 (No. 333-47367) of our report on the consolidated financial statements of Heftel Broadcasting Corporation and subsidiaries as of and for the year ended December 31, 1997, which report is included in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated March 12, 1998 and (b) the reference to our firm under the heading "Experts" in the Prospectus.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 12, 1998